Exhibit (b)

PACIFIC SELECT FUND

BY-LAWS

June 22, 2016

PACIFIC SELECT FUND

BY-LAWS

These By-Laws are made and adopted pursuant to Section 4.1(g) of the Agreement and Declaration of Trust of Pacific Select Fund made as of June 22, 2016, as from time to time amended (hereinafter called the “Declaration”). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

Shareholder Meetings

1.1 Chairperson. The Chairperson, if any, or, in his or her absence or disability, the Chief Executive Officer, or, in the absence of the Chairperson and the Chief Executive Officer, a person designated by the Board of Trustees, shall be the chairperson of meetings of Shareholders and, as such, preside at all meetings of the Shareholders.

1.2 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairperson, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as Chairperson. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairperson, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

ARTICLE II

Trustees

2.1 Annual and Regular Meetings. Meetings of the Board of Trustees shall be held from time to time upon the call of the Chairperson, if any, the CEO, the Secretary or any two Trustees. Regular meetings of the Board of Trustees may be held without call or notice and shall generally be held quarterly. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent.

2.2 Chairperson. The Trustees shall have the power to appoint from among the Trustees a Chairperson. Such appointment shall be by majority vote of the Trustees. Such Chairperson shall serve until his or her successor is appointed or until his or her earlier death, resignation or removal. When present he or she shall preside at the meetings of the Shareholders and of the Trustees. The Chairperson shall, subject to the control of the Trustees, perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration or these By-Laws, consistent with his or her position. The Trustees shall have the power to appoint from among the Trustees a Vice-Chairperson. The Chairperson and any Vice-Chairpersons need not be a Shareholder.

ARTICLE III

Officers

3.1 Officers of the Trust. The Trustees may appoint officers of the Trust and/or with respect to one or more Series. The officers of the Trust and of each Series shall consist of a Chief Executive Officer (“ CEO”) and/or President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee. Any two or more of the offices may be held by the same Person. No officer of the Trust or with respect to a Series need be a Trustee.

3.2 Election and Tenure. The Trustees shall elect the Chairperson, if any, the CEO, Secretary and Treasurer of the Trust and of each Series, and such other officers of the Trust and each Series as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust or such Series. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers of the Trust or with respect to any Series at any time. Elections shall be by action of a majority of the Trustees.

3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer of the Trust or with respect to a Series may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairperson, if any, or the CEO or Secretary of the Trust or with respect to the applicable Series, as applicable, and such resignation shall take effect immediately upon receipt by such person, or at a later date according to the terms of such notice in writing.

3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5 Chief Executive Officer and/or President. The CEO and/or President appointed by the Trustees with respect to the Trust or a Series shall be the chief executive officer or President, respectively, with respect to the Trust or such Series, as applicable, and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust or of the Trust with respect to such Series, as applicable, and of the employees of the Trust or of the Trust with respect to such Series, as applicable, and shall exercise such general powers of management with respect to the Trust or such Series, as applicable, as are usually vested in the office of president and/or chief executive officer of a corporation. Unless otherwise directed by the Trustees, the CEO and/or President of the Trust or with respect to a Series shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust or such Series, as applicable, holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The CEO and/or President with respect to the Trust or a Series shall have such further authorities and duties as the Trustees shall from time to time determine.

3.6 Vice Presidents. In the absence or disability of the CEO with respect to the Trust or a Series, the Vice-Presidents of the Trust or with respect to such Series, as applicable, in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President with respect to the Trust or such Series, as applicable, designated by the Trustees, shall perform all of the duties of the CEO with respect to the Trust or such Series, as applicable, and when so acting shall have all the powers of and be subject to all of the restrictions upon the CEO with respect to the Trust or such Series, as applicable. Subject to the direction of the Trustees, and of the CEO with respect to the Trust or the applicable Series, as applicable, each Vice-President with respect to the Trust or a Series shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing with respect to the Trust or such Series, as applicable, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the CEO with respect to the Trust or such Series, as applicable.

3.7 Secretary. The Secretary appointed by the Trustees with respect to the Trust or a Series shall maintain the minutes of all meetings of, and record all votes of Shareholders and Trustees with respect to the Trust or such Series, as applicable. Each Secretary with respect to the Trust or a Series shall be a custodian of the seal of the Trust, if any, and the Secretary with respect to the Trust or a Series (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust with respect to the Trust or such Series, as applicable, which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust with respect to the Trust or such Series, as applicable. The Secretary with respect to the Trust or a Series shall also perform any other duties with respect to the Trust or such Series, as applicable, commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.8 Treasurer. Except as otherwise directed by the Trustees, the Treasurer appointed by the Trustees with respect to the Trust or a Series shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust or of the Trust with respect to such Series, as applicable, and shall have and exercise under the supervision of the Trustees and of the CEO of the Trust or such Series, as applicable, all powers and duties normally incident to the office with respect to the Trust or such Series, as applicable. The Treasurer with respect to the Trust or a Series may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to the Trust with respect to such Series, as applicable, or to its order with respect to the Trust or such Series, as applicable). The Treasurer with respect to the Trust or a Series shall deposit all funds of the Trust or of the Trust with respect to such Series, as applicable, in such depositories as the Trustees shall designate. The Treasurer with respect to the Trust or a Series shall be responsible for such disbursement of the funds of the Trust or of the Trust with respect to such Series, as applicable, as may be ordered by the Trustees or the CEO of the Trust or such Series, as applicable. The Treasurer with respect to the Trust or a Series shall keep accurate account of the books of the Trust’s transactions with respect to the Trust or such Series, as applicable, which shall be the property of the Trust, and which together with all other property of the Trust in such Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer with respect to the Trust or a Series shall be the principal accounting officer of the Trust or of the Trust with respect to such Series, as applicable, and shall also be the principal financial officer of the Trust or of the Trust with respect to such Series, as applicable. The Treasurer with respect to the Trust or a Series shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the Trust or of any Series on behalf of the Trust or such Series.

3.9 Other Officers and Duties. The Trustees may elect such other officers and assistant officers of the Trust and such other officers and assistant officers with respect to a Series as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust or with respect to a Series. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust or with respect to a Series shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the CEO of the Trust or with respect to the applicable Series.

ARTICLE IV

Miscellaneous

4.1 Depositories. In accordance with Section 5.1(g) of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its authorized officers, agent or agents, as provided in the Declaration or By-Laws or as the Trustees may from time to time by resolution provide.

4.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

ARTICLE V

Stock Transfers

5.1 Transfer Agents, Registrars and the Like. As provided in Section 5.1(d) of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2 Transfer of Shares. The Shares of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 2.4 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

5.3 Registered Shareholders. The Trust may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI

Inspection of Books

6.1 Inspection of Books. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations that accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect an account or book or document of the Trust except as conferred by law or authorized by the Trustees or by resolution of the Shareholders.

ARTICLE VII

Amendment of By-Laws

7.1 Amendment and Repeal of By-Laws. In accordance with Section 4.1(g) of the Declaration, the Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.